SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 14, 2008

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, the Board of Directors of Omnicare, Inc. (the “Company”) increased the authorized size of the Board of Directors from nine to ten members and filled the resulting vacancy with the appointment of Mr. Steven J. Heyer as a director of the Company. The Board of Directors has also nominated Mr. Heyer for election as a director of the Company at the 2008 Annual Meeting.

Also on April 14, 2008, Mr. Charles H. Erhart, Jr. advised the Company that he intends to retire as a director of the Company, effective May 23, 2008, and will therefore not stand for re-election to the Board of Directors at the 2008 Annual Meeting. Mr. Erhart’s retirement will be effective as of the election of the Board of Directors at the 2008 Annual meeting.

A copy of the press release issued by the Company on April 14, 2008 relating to the appointment of Mr. Heyer to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Mark G. Kobasuk
Name:	Mark G. Kobasuk
Title:	Vice President - General Counsel

Dated: April 18, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 14, 2008.